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                                                                Exhibit 5.3
(ALLEN & OVERY LOGO)

                                               ALLEN & OVERY LLP
                                               Apollolaan 15
                                               1077 AB Amsterdam
                                               The Netherlands

                                               PO Box 75440
                                               1070 AK Amsterdam
                                               The Netherlands

                                               Tel +31 20 674 1000
                                               Fax +31 20 674 1111


To:    Phibro Animal Health Corporation
       65 Challenger Road
       Ridgefield Park, New Jersey 07660
       United States of America

       Philipp Brothers Netherlands III B.V.
       Rokin 55
       1012 KK Amsterdam
       The Netherlands

Amsterdam,           02 February 2005
Our Ref              NRV/RMB/AMBA:46764.11

Dear Sirs, Madam,

RE:      PHIBRO ANIMAL HEALTH CORPORATION REGISTRATION STATEMENT ON FORM S-4

1. We have acted as legal advisers in the Netherlands to Philipp Brothers Netherlands III B.V., a Dutch Company (the "SUBSIDIARY") in connection with the issue by the Subsidiary of units consisting of $24,284,000 principal amount of 13.0% Senior Secured Notes due 2007 (each, individually, a "NEW DUTCH NOTE" and, collectively, the "NEW DUTCH NOTES"), which will be guaranteed, on a senior secured basis pursuant to the guarantees (the "GUARANTEES") by Phibro-Tech, Inc., a Delaware corporation, Prince Agriproducts, Inc., a Delaware corporation, Koffolk, Inc., a Delaware corporation, C.P. Chemicals, Inc., a New Jersey corporation, Phibrochem, Inc., a New Jersey corporation, Phibro Chemicals, Inc., a New York corporation, Phibro Animal Health U.S. Inc., a Delaware corporation, Phibro Animal Health Holdings, Inc.' a Delaware corporation and Western Magnesium Corp., a California corporation (collectively, the "GUARANTORS"). The Guarantors that are incorporated under the laws of the States of New York, Delaware or New Jersey are collectively referred to as the "DESIGNATED GUARANTORS".


Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at our London office, One New Change, London EC4M 9QQ, and at our Amsterdam office. Any reference to a partner or compagnon in connection with Allen & Overy LLP should be regarded as a reference to a member, consultant or employee of Allen & Overy LLP.

Allen & Overy LLP or an affiliated undertaking has an office in each of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin, Warsaw.
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The New Dutch Notes are to be issued pursuant to an exchange offer (the
"EXCHANGE OFFER") in exchange for a like principal amount of the issued and outstanding 13% Senior Secured Notes due 2007 of the Subsidiary issued on 21 October 2003 and 21 December 2004 (the "OLD NOTES") under an Indenture dated as of October 21, 2003 (the "INDENTURE"), by and among the Company, the Subsidiary, the Guarantors and HSBC Bank USA, National Association as trustee (the "TRUSTEE"), as contemplated by the Registration Rights Agreements, dated October 21, 2003 and December 21, 2004 respectively (the "REGISTRATION RIGHTS AGREEMENTS"), by and among the Company, the Subsidiary, the Guarantors and Jefferies & Company, Inc.

2.       We have examined:

         (a) The Registration Statement on Form S-4 (File No. 333-122063) as filed with the Securities and Exchange Commission (the "Commission") on January 14, 2005 under the Securities Act of 1933, as amended (the "ACT").

         (b) an executed copy (in the form of an execution copy and faxed signed signature pages) of the Registration Rights Agreement;

         (c) an executed copy (in the form of an execution copy and faxed signed signature pages) of the Indenture;

         (d) the form T-1 of the Trustee filed as an exhibit to the Registration Statement;

         (e) a faxed copy of an excerpt of the registration of the Subsidiary in the relevant Trade register (the "TRADE REGISTER") dated 13 January 2005 and confirmed by telephone by the Trade Register to us to be correct on the date hereof (the "EXCERPT")

         (f) a faxed copy of the articles of association (statuten) of the Subsidiary dated 16th June 2004 as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the "SUBSIDIARY ARTICLES");

         (g) a faxed copy of resolutions of the Management Board of the Subsidiary dated 20th December 2004 (the "SUBSIDIARY RESOLUTIONS") and by the general meeting of shareholders of the Subsidiary dated 20th December 2004 (the "SHAREHOLDERS RESOLUTIONS" and together with the Subsidiary Resolutions, the "RESOLUTIONS");

         (h) a faxed copy of a Ratification Statement dated 21 December 2004 signed by J.M. Katzenstein and J.C. Bendheim (the "RATIFICATION STATEMENT"); and

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         (i) the form of the New Dutch Notes.

         We have not examined any other agreement, deed or document entered into by or affecting the Subsidiary or any other corporate records of the Subsidiary and have not made any other inquiry concerning it.

         The documents listed under 2(a) to 2(d) are collectively referred to as: the "TRANSACTION DOCUMENTS".

3.       We assume:

         (a)      the genuineness of all signatures;

         (b) the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to originals of all documents submitted to us as copies;

         (c) that the documents referred to in paragraph 2 above (other than the Transaction Documents) were at their date, and have through the date hereof remained, accurate and in full force and effect and that the Transaction Documents have through the date hereof remained in existence in the form in which they were presented to us;

         (d) the accuracy of the information set forth in the Excerpts and information obtained by us by telephone today from the insolvency office (afdeling insolventie) of the court in Amsterdam);

         (e) that the Transaction Documents governed by New York law constitute, legal, valid, binding and enforceable obligations of the Subsidiary in accordance with their terms under New York law;

         (f) that all parties to the Transaction Documents other than the Subsidiary have the power, corporate or otherwise, to enter into and perform all obligations under the Transaction Documents;

         (g) that the New Dutch Notes will constitute, legal, valid, binding and enforceable obligations of the Subsidiary in accordance with their terms under New York law;

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         (h)      that, insofar as any obligation of the Subsidiary under the
                  Transaction Documents or the New Dutch Notes falls to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the Netherlands, its performance would not be illegal or ineffective under the laws of that jurisdiction;

         (i) that any law, other than Dutch law, which may apply to the New Dutch Notes or the Transaction Documents (or the transactions contemplated thereby) would not be such as to affect any conclusion stated in this opinion; and

         (j) that the New Dutch Notes will be issued (i) in the forms referred to above in compliance with the Transaction Documents and with terms and conditions that conform to the terms and conditions of the New Dutch Notes and (ii) in compliance with the resolutions and approvals referred to in paragraph 2 above and any conditions contained therein;

4. This opinion is limited to the laws of the Netherlands currently in force (unpublished case law not included), the laws of the EU (insofar as not implemented in Dutch law or directly applicable in the Netherlands) and competition or procurement laws.

         We express no opinion as to matters of fact. We assume that there are no facts not disclosed to us which would affect the conclusions in this opinion.

         This opinion is limited to the Transaction Documents and the New Dutch Notes and does not relate to any other document or matter. Nothing in this opinion should be taken as expressing an opinion in respect of any representation, warranty or other statement contained in the Transaction Documents.

5. Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

         (a) STATUS The Subsidiary is duly incorporated and validly existing as a private company with limited liability (besloten vennootschap met beperkteaansprakelijkheid) under Dutch law and has not been dissolved (ontbonden), granted a moratorium (surseance verleend), or declared bankrupt (failliet verklaard).

         (b) POWERS AND AUTHORITY The Subsidiary has the corporate power and authority to enter into the Transaction Documents, to issue the New Dutch Notes and perform the obligations expressed to be assumed by it under the Transaction Documents and the New Dutch Notes, and has taken all necessary corporate action to

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                  authorise the execution, delivery and performance of the
                  Transaction Documents and the issue of the New Dutch Notes.

         (c) DUE EXECUTION The Transaction Documents have been duly executed and delivered by the Subsidiary and when a New Dutch Security has been executed and delivered on behalf of the Subsidiary by a person or persons duly authorised to represent the Subsidiary or by a person duly authorised to do so under a valid power of attorney, the New Dutch Security will have been duly executed by the Subsidiary.

         (d) APPLICATION OF PROPER LAW The choice of New York law as the law governing the Transaction Documents and the New Dutch Notes would be upheld as a valid choice of law by Dutch courts and applied by those courts in proceedings in relation to the Transaction Documents and the New Dutch Notes as the governing law thereof, except (i) to the extent that any term of the Transaction Documents or the New Dutch Notes or any provision of New York law applicable to the Transaction Documents or the New Dutch Notes is manifestly incompatible with Dutch public policy and (ii) that mandatory provisions of Dutch law may be given effect if and insofar as under Dutch law those provisions must be applied irrespective of the chosen law. However none of the expressed provisions of the Transaction Documents appears on its face to be incompatible with Dutch public policy or such mandatory provisions.

         (e) LEGAL VALIDITY Subject to the opinions given under (d) above, the Transaction Documents and, subject also to the opinion given under (c) above, the New Dutch Notes would be treated by Dutch courts as constituting legal, valid, binding and enforceable obligations of the Subsidiary in accordance with their terms and the Transaction Documents and the New Dutch Notes are in proper form for their enforcement in Dutch courts.

         (f) SUBMISSION TO JURISDICTION The submission to jurisdiction of the courts of New York (including the U.S. Federal courts sitting in New York) by the Subsidiary is valid and binding on the Subsidiary and not subject to revocation. This submission does not preclude that claims for provisional measures in summary proceedings may be brought before a competent Dutch court.

         (g) ENFORCEMENT OF FOREIGN JUDGMENTS In the absence of an applicable treaty between the United States and the Netherlands, a judgement rendered by a court in the United States (the "FOREIGN COURT") will not be enforced by Dutch courts. In order to obtain a judgement which is enforceable in the Netherlands, the claim

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                  must be relitigated before a competent Dutch court. However, a final judgment obtained in a Foreign Court and not rendered by default, which is not subject to appeal or other means of contestation and is enforceable in United States with respect to the payment obligations of the Subsidiary under the Transaction Documents would generally be upheld and be regarded by a Dutch court of competent jurisdiction as conclusive evidence when asked to render a judgment in accordance with that judgment by a Foreign Court, without substantive re-examination or re-litigation of the merits of the subject matter thereof, if that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of natural justice, its content and enforcement do not conflict with Dutch public policy and it has not been rendered in proceedings of a penal or revenue or other public law nature.

6.       This opinion is subject to the following qualifications:

         (a) This opinion is limited by all bankruptcy (faillissement), moratorium (surseance van betaling), fraudulent conveyance (Actio Pauliana) or similar laws affecting creditors' rights generally.

         (b) As used in this opinion, the term "enforceable" means that the obligations referred to are of a type enforced by Dutch courts. It is not certain, however, that each such obligation will be enforced in accordance with its terms in every circumstance, the enforcement being subject, inter alia, to the nature of the available remedies. We do not express any opinion as to whether specific performance or injunctive relief would be available in respect of any obligations of the Subsidiary under the Transaction Documents or the New Dutch Notes.

         (c) Under the laws of the Netherlands each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by a company will terminate by force of law, and without notice, upon bankruptcy of the company and cease to be effective upon the company being granted a suspension of payments. To the extent the designation of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would also apply.

         (d) Any provision in an agreement to the effect that the taking of proceedings in one jurisdiction will not preclude the taking of proceedings in another jurisdiction, whether concurrently or not, may not be enforceable.

         (e) It is uncertain under Dutch conflicts of law rules whether the transfer of title to or ownership of intangible assets (including but not limited to New Dutch Notes) would

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                  be governed by the chosen law, the law of the country in which the asset is situated or the law governing the contract between the transferor and the transferee. To the extent that Dutch law would apply to the transfer of title to or ownership of an asset, title shall pass by delivery pursuant to a valid agreement by a transferor who has power to pass title to such asset.

         (f) The enforcement in the Netherlands of the Transaction Documents and the New Dutch Notes will be subject to the rules of civil procedure as applied by the Dutch courts.

         (g) A provision that the holder of a New Dutch Security may be treated as its absolute owner may not be enforceable under all circumstances.

         (h) If a facsimile signature will be used for the New Dutch Notes, each signatory should approve such use of his or her signature and evidence of such approval may be required for the enforcement of the New Dutch Notes in the Netherlands. If any of the New Dutch Notes were executed by attaching thereto the facsimile signature of any person who no longer holds office at the date of actual issuance of such New Dutch Notes, it may be necessary for the enforcement of such New Dutch Notes in the Netherlands that the holder thereof presents both the New Dutch Notes and evidence of approval by the signatory.

7. In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not always be identical to the concepts described by the English terms as such terms may be understood under the laws of other jurisdictions. This opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this opinion and all rights, obligations or liability in relation to it are governed by Dutch law and that any action or claim in relation to it can only be brought exclusively before the courts of Amsterdam, the Netherlands.

8. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act in connection with the filing of the Registration Statement and for no other purpose.. This opinion is addressed to you and may only be relied upon by you, and may not be relied upon by, or (except as required by applicable law) be transmitted to or filed, with any other person, firm, company or institution without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
         Section 7 of the Act or the rules and regulations of the Commission.

Yours faithfully,

/s/ Allen & Overy

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